Exhibit 99

KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC.
ANNOUNCES UPDATED EARNINGS GUIDANCE

PHOENIX, ARIZONA - July 17, 2019 - Knight-Swift Transportation Holdings Inc. (NYSE: KNX) today announced updates to its earnings guidance for the second quarter of 2019 and the third quarter of 2019 and announced earnings guidance for the fourth quarter of 2019.

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Based on preliminary results, the company now expects the Adjusted EPS(1) for the second quarter of 2019 will range from $0.57 to $0.58 (which is an update from the previously-announced expectation of $0.62 to $0.64).

•	The company now expects the Adjusted EPS(1) for the third quarter of 2019 will range from $0.54 to $0.57 (which is an update from the previously announced expectation of $0.62 to $0.66).

•	The company expects the Adjusted EPS(1) for the fourth quarter of 2019 will range from $0.73 to $0.77.
The updates to the expected Adjusted EPS ranges for the second and the third quarter of 2019 are primarily a result of the oversupply of capacity in the truckload freight market that resulted in greater than expected downward pressure on revenue per loaded mile, excluding fuel surcharge. We expect these trends to continue through the back half of the year. Despite the challenging market, we expect year over year operating income improvement in each of our Swift trucking operating segments during the second quarter of 2019. Our expected Adjusted EPS range for the fourth quarter of 2019 assumes that the freight market remains more challenging than a year ago, though we expect sequential seasonal improvement from the third quarter to the fourth, consistent with historical trends. We believe the correction of the truckload capacity oversupply appears to be well underway and will continue over the coming quarters, which we expect will lead to a positive rate environment as we move in to 2020.

(1)
Our calculation of Adjusted EPS starts with US GAAP diluted earnings per share and adds back the after-tax impact of intangible asset amortization (which is expected to be approximately $0.05 for each of the three remaining quarters in 2019), noncash impairments (which are expected to be approximately $0.01 for the second quarter of 2019, and zero for the third and fourth quarters of 2019), and certain other nonrecurring noncash items (which are expected to be zero for each of the three remaining quarters in 2019).

Knight-Swift Transportation Holdings Inc. is a provider of multiple truckload transportation and logistics services using a nationwide network of business units and terminals in the United States and Mexico to serve customers throughout North America. In addition to operating North America's largest tractor fleet, Knight-Swift also contracts with third-party equipment providers to provide a broad range of truckload services to its customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.
This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including, without limitation, statements relating to expected Adjusted EPS. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Adjusted EPS is subject to various risks and uncertainties, including, but not limited to current beliefs, assumptions, and expectations of management, and those risks, uncertainties, and other factors identified from time-to-time in our filings with the Securities and Exchange Commission. Our preliminary results for the second quarter of 2019 have not been subjected to all the review procedures associated with the release of actual financial results and are premised on certain assumptions. Among the other factors enumerated herein, estimates and adjusting entries made during the review process and the completion of all review procedures and preparation of financial statements in accordance with generally accepted accounting principles could cause our actual results for second quarter of 2019 to differ from the preliminary results. Readers should review and consider the factors that may affect future results and other disclosures in the Risk Factors section of Knight-Swift Transportation Holdings Inc.'s Annual Reports on Form 10-K for the year ended December 31, 2018, and various disclosures in our Quarterly Reports on Form 10-Q, press releases, stockholder reports, and other filings with the SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein.
Contact:  David Jackson, President and CEO, or Adam Miller, CFO - (602) 606-6349